UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Xenonics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1433854
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2236 Rutherford Road, Suite 123
Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act registration statement file number to which this form relates: 333-115324 and 333-123221

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the common stock, par value $0.001 per share (“Common Stock”), of Xenonics Holdings, Inc., a Nevada corporation (“Xenonics”), to be registered pursuant to this Form 8-A is contained in the section titled “Description of Capital Stock” in the Registration Statement of Xenonics on Form SB-2 (File No. 333-123221) filed with the Securities and Exchange Commission on March 9, 2005, and is incorporated herein by reference.

Item 2. Exhibits.

     The common stock to be registered on this Form 8-A is to be listed on the American Stock Exchange, on which no other securities of Xenonics are listed. Pursuant to the instructions to Form 8-A, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XENONICS HOLDINGS, INC.

Date: April 1, 2005	By:	/s/ Alan P. Magerman

Alan P. Magerman
	Its:	Chief Executive Officer